Report of Independent Accountants


To the Board of Directors and Shareholders of The Regions Morgan Keegan Select Funds

In planning and performing our audits of the financial statements of the
Regions Morgan Keegan Select Government Money
Market Fund, Regions Morgan
Keegan Select Treasury Money Market Fund, Regions
 Morgan Keegan Select Limited
Maturity Government Fund, Regions Morgan Keegan
Select Fixed Income Fund,
Regions Morgan Keegan Select Balanced Fund,
Regions Morgan Keegan Select Value
Fund, Regions Morgan Keegan Select Growth Fund,
Regions Morgan Keegan Select
Aggressive Growth Fund and Regions Morgan
Keegan Select Strategic Equity Fund
(collectively the "Funds") for the period
November 30, 2003, we considered
its internal control, including control
activities for safeguarding
securities, in order to determine our
auditing procedures for the purpose of
expressing our opinion on the financial statements
 and to comply with the
requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting
principles.  Those controls include the
safeguarding of assets against
unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control
to future periods is subject to the risk
 that controls may become inadequate
because of changes in conditions or that
 the effectiveness of their design and
operation may deteriorate.

Our consideration of internal control1
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or
more of the internal control components
does not reduce to a relatively low
level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for
safeguarding securities, that
 we consider to be material weaknesses as defined as of November 30, 2003.

This report is intended solely for
 the information and use of the Board of
Directors and management of the Funds,
and the Securities and Exchange
Commission and is not intended to
be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Baltimore, Maryland
January 16, 2004

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